Exhibit 3.01.25

www.sos.state.oh.us

e-mail: busserv@sos.state.oh.us

Prescribed by:

The Ohio Secretary of State

Central Ohio: (614) 466-3910

Toll Free: 1-877-SOS-FILE (1-877-767-3453)

Expedite this Form: (Select One)

Mail Form to one of the Following:

PO Box 1390 O Expedite Columbus, OH 43216

*** Requires an additional fee of $100 ***

PO Box 1329

® Non Expedite Columbus, OH 43216

Domestic Limited Liability Company Certificate of

Amendment or Restatement

Filing Fee $50.00

(CHECK ONLY ONE (1) BOX)

(1) Domestic Limited Liability Company

(2) Domestic Limited Liability Company

Amendment (129-LAM)

Restatement (142-LRA)

December 12, 2002

Date of Formation

Date of Formation

The undersigned authorized representative of:

Twenty First Century International Service LLC 1356719

Name of limited liability company Registration number

If box (1) Amendment is checked, only complete sections that apply. If box (2) Restatement is checked,

all sections below must be completed.

The name of said limited liability company shall be:

Twenty First Century International Services LLC

Name must include one of the following words or abbreviations: “limited liability company,” “limited,” “LLC,” “L. L.C.,” “ltd.” or “ltd”

This limited liability company shall exist for a period of: N/A

Period of existence

Purpose

N/A

Check here if additional provisions are attached

543A Page 1 of 2 Last Revised: 6/23/2008

REQUIRED

Must be (signed) by a member, manager or other representative.

Twenty-First Century Communications, Inc.

By: June 30, 2010

James L. Kennedy, President and Chief Date

Executive Officer

Print Name

Signature Date

Print Name

Signature Date

Print Name

543A Page 2 of 2 Last Revised: 6/23/2008

ARTICLES OF ORGANIZATION

OF

TWENTY FIRST CENTURY INTERNATIONAL SERVICES LLC

The undersigned, being an authorized representative of the persons desiring to form a limited liability company (herein the “Company”) under and pursuant to the limited liability company law of the State of Ohio (Chapter 1705 of the Ohio Revised Code), does hereby state the following:

ARTICLE ONE

The name of the company shall be Twenty First Century International Services LLC.

ARTICLE TWO

The period of the Company’s duration shall be perpetual from the date of filing of these Articles of Organization with the Ohio Secretary of State, except that the Company may be dissolved pursuant to the terms of the Company’s Operating Agreement entered into by and among its members.

ARTICLE THREE

The purpose for which the Company is formed is to engage in any and all lawful acts or activities which limited liability companies may engage in or for which limited liability companies may be formed under Sections 1705.01 et seq. of the Ohio Revised Code.

ARTICLE FOUR

The Members of the Company shall have the right to admit additional Members upon such terms and conditions as set forth in the Company’s Operating Agreement.

IN WITNESS WHEREOF, the undersigned hereunto has subscribed his name this 12th day of December, 2002.

/s/ Thomas J. Byrne
Thomas J. Byrne, Authorized Representative